Exhibit 99.1

Byrna Technologies Promotes Luan Pham to President

Pham joined Byrna in 2021 and led the marketing team to drive more than 500% revenue growth over five years.

ANDOVER, Mass., March 19, 2026 -- Byrna Technologies Inc. (“Byrna” or the “Company”) (Nasdaq: BYRN), a personal defense technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions, today announced the promotion of Luan Pham to President, effective March 17, 2026. In his expanded role, Pham will continue to lead Byrna’s marketing, brand strategy, distribution, and customer acquisition initiatives, while working closely with CEO Conn Davis to drive execution across the Company’s commercial strategy.

Pham joined Byrna in January 2021 as the Company's Chief Marketing Officer and was promoted to Chief Revenue and Marketing Officer in January 2022 . He has been a driving force behind the Company's remarkable growth, scaling revenue from $17 million in 2020 to $118 million in 2025 and establishing Byrna as the category leader in consumer less-lethal personal defense.

Under his leadership, Byrna built a highly effective influencer program, launched a store-within-a-store retail strategy with Sportsman's Warehouse, and scaled its direct-to-consumer e-commerce business into a durable digital revenue engine. Pham also helped scale the brick-and-mortar sales channel to more than 1,400 locations nationwide. In parallel, he developed AI-driven advertising strategies that unlocked new marketing channels in a constrained environment and accelerated the Company’s customer acquisition. These efforts collectively helped scale the business from 250,000 to 750,000 launchers sold and earned Byrna recognition as the #10 company in Forbes’ America's Most Successful Small-Cap Companies List.

“Luan has been a transformative force at Byrna, and his promotion to President reflects the outsized impact he has had on our growth,“ said Byrna CEO Conn Davis. “From building our influencer program from the ground up to launching our store-within-a-store retail strategy, and scaling our e-commerce business, Luan has consistently demonstrated the vision and executional discipline that drives results. I look forward to partnering closely with him as we build on that momentum, expand our market presence, and accelerate our position as the leader in the less-lethal personal defense market.“

Pham added: “I am proud to step into this expanded role and grateful for the confidence the Board and Conn have placed in me. Our team has built a powerful growth engine and expanded Byrna's brand and distribution footprint, and I remain focused on sustaining that momentum while ensuring a seamless transition. With a strong leadership team and clear strategic focus, Byrna is well positioned to accelerate performance and deliver long-term value for our customers, partners, and shareholders.”

Pham will continue reporting to Mr. Davis and will play a central role in Byrna's strategic planning and execution as the Company pursues its next phase of growth across its consumer, private security, and law enforcement markets.

About Byrna Technologies Inc.

Byrna is a personal defense technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company’s investor relations site here. The Company is the manufacturer of the Byrna® CL, Byrna® LE, and Byrna® SD personal security devices, state-of-the-art handheld CO2 powered launchers designed to provide a less-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company’s e-commerce store.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein, including statements regarding the Company's ability to accelerate growth and build on existing business momentum, execute a seamless leadership transition and advance its next phase of growth, expand its market presence across its consumer, private security, and law enforcement channels, strengthen execution under its current leadership team, and deliver long-term value for its customers, partners, and shareholders, are forward-looking statements. These statements are based on management's current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including: the Company's ability to successfully transition to and integrate new executive leadership; competition in the less-lethal personal defense market; the Company's ability to maintain and expand its distribution relationships across its consumer, private security, and law enforcement channels, including its store-within-a-store arrangement with Sportsman's Warehouse and its network of more than 1,400 brick-and-mortar retail locations; regulatory changes affecting the Company's products, marketing, or permissible distribution channels; the Company's ability to execute on its commercial and growth strategy; macroeconomic conditions affecting consumer spending on personal defense products; and other risks described in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q. Byrna undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof, except as required by applicable law.

Investor Contact:

Tom Colton and Alec Wilson
Gateway Group, Inc.
949-574-3860
BYRN@gateway-grp.com